Exhibit 10.1

EMPLOYEE BENEFITS AGREEMENT

BY AND AMONG

VIAD CORP,

MONEYGRAM INTERNATIONAL, INC.

AND

TRAVELERS EXPRESS COMPANY, INC.

DATED AS OF JUNE 30, 2004

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EMPLOYEE BENEFITS AGREEMENT

     THIS EMPLOYEE BENEFITS AGREEMENT, dated as of June 30, 2004, is by and among Viad Corp, a Delaware corporation (“Viad”), MoneyGram International, Inc., a Delaware corporation (“MoneyGram”), and Travelers Express Company, Inc., a Minnesota corporation (“TECI”).

W I T N E S S E T H:

          WHEREAS, Viad, MoneyGram and TECI and MGI Merger Sub, Inc., have entered into a Separation and Distribution Agreement, dated as of the date hereof (the “Separation and Distribution Agreement”) and certain other agreements that will govern certain matters relating to the Merger and the Distribution (as those terms are defined in the Separation and Distribution Agreement) and the relationship of Viad and MoneyGram and their respective Subsidiaries following the Distribution; and

          WHEREAS, pursuant to the Separation and Distribution Agreement, Viad, MoneyGram and TECI have agreed to enter into this Agreement allocating assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs among them.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound thereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

     1.01. Terms Defined in the Separation and Distribution Agreement. The following terms shall have the meanings assigned to them in the Separation and Distribution Agreement (as defined in the second paragraph of this Agreement) (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Affiliate

     Code

     Distribution

     Distribution Date

     Effective Time

     Former MoneyGram Businesses

     Former Viad Business

     Group

     IRS

     Liabilities

     MoneyGram Common Stock

     MoneyGram Group

     NYSE

     Representative

     Subsidiary

     Viad Common Stock

     Viad Group

     1.02. General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Active Supplemental TRIM Participant: Any Viad Employee who is not, as of the Distribution Date, employed by GES Exposition Services, Inc. or Exhibitgroup/Giltspur, a division of Viad Corp.

     Adjusted Viad Option: as defined in Section 6.01(a).

     Administrating Party: as defined in Section 8.05(a).

     Agreement: this Employee Benefits Agreement, including Schedule I hereto.

     Assumed Deferred Compensation Plan Liabilities: as defined in Section 4.02.

     Assumed SERP Obligations: as defined in Section 4.01.

     Assumed Supplemental TRIM Liabilities: as defined in Section 4.02.

     Auditing Party: as defined in Section 8.05(a).

     Deferred Compensation Plan: the Viad Corp Deferred Compensation Plan.

     ERISA: the Employee Retirement Income Security Act of 1974, as amended, or any successor legislation, and any regulations promulgated thereunder.

     Inactive Supplemental TRIM Participant: Any Viad Former Employee, other than a Viad Former Employee whose most recent employment with any member of either Group and any Former Viad Business was on the payroll of GES Exposition Services, Inc. or Exhibitgroup/Giltspur, a division of Viad Corp.

     MoneyGram: as defined in the first paragraph of this Agreement.

     MoneyGram Director: any individual who is a director of MoneyGram immediately after the Distribution.

     MoneyGram Employee Equity Trust: as defined in Section 6.05.

     MoneyGram Employee: any individual who as of the Distribution Date is an employee of any member of either Group who (1) is on the payroll of any member of the MoneyGram Group or (2) is listed on Schedule I.

     MoneyGram Former Employee: any individual who is neither a MoneyGram Employee nor a Viad Employee, but (1) at any time before the Distribution Date, was employed by any member of either Group and, immediately before the termination of such employment, was on the payroll of any member of the MoneyGram Group or (2) as of the Distribution Date is, or at any time before the Distribution Date was, employed in any of the Former MoneyGram Businesses.

     MoneyGram Individual: any MoneyGram Employee or MoneyGram Former Employee.

     MoneyGram Plan: any Plan maintained or contributed to by any member of either Group prior to the Distribution Date primarily for the benefit of MoneyGram Individuals.

     MoneyGram Post-Distribution Value: the closing per-share price at which the MoneyGram Common Stock trades on the NYSE on the day after the Distribution Date.

     MoneyGram Restricted Stock: as defined in Section 6.02(a).

     MoneyGram Savings Plan: as defined in Section 3.01(b).

     MoneyGram Stock Units: stock units representing hypothetical shares of MoneyGram Common Stock.

     New MoneyGram Option: as defined in Section 6.01(a).

     Non-parties: as defined in Section 8.05(b).

     Payments: as defined in Section 8.05(a).

     Plan: any plan, policy, arrangement, contract or agreement providing benefits (including bonuses, deferred compensation, incentive compensation, savings, stock purchases, pensions, profit sharing or retirement or other retiree benefits, including retiree medical benefits) for any group of employees or former employees or individual employee or former employee, or the beneficiaries and/or dependents of any such employee or former employee, whether formal or informal or written or unwritten and whether or not legally binding, and including any means, whether or not legally required, pursuant to which any benefit is provided by an employer to any employee or former employee or the beneficiaries and/or dependents of any such employee or former employee.

     Pre-Spin Option: as defined in Section 6.01(a).

     Separation and Distribution Agreement: as defined in the second paragraph of this Agreement.

     TECI: as defined in the first paragraph of this Agreement.

     Transition Period: as defined in Section 3.01(d).

     Viad: as defined in the first paragraph of this Agreement.

     Viad Employee: any individual who as of the Distribution Date is an employee of any member of the Viad Group, other than a MoneyGram Employee.

     Viad Equity Plans: the Viad Corp 1992 Stock Incentive Plan and the 1997 Viad Corp Omnibus Incentive Plan.

     Viad ESOP: the Viad Corp Employees’ Stock Ownership Plan.

     Viad ESOP Loan: the loan that is outstanding under the Loan and Guarantee Agreement dated as of June 20, 1995, as amended June 30, 1995 and May 31, 2000, among The Dial Companies Employees’ Stock Ownership Plan Trust (now the trust for the Viad ESOP), The Dial Corp (now Viad) and Wachovia Bank of North Carolina, N.A.

     Viad Former Employee: any individual who as of the Distribution Date is not a MoneyGram Employee, a MoneyGram Former Employee or a Viad Employee, but either (1) at any time before the Distribution Date was an employee of any member of either Group or (2) as of the Distribution Date is, or at any time before the Distribution Date was, employed in a Former Viad Business.

     Viad Individual: any Viad Employee or any Viad Former Employee.

     Viad Miscellaneous Plans: any Viad Plan other than (1) the Viad Savings Plan, (2) the Viad ESOP, (3) the Viad Corp Retirement Income Plan, (4) the Viad SERPs, (5) the Viad Corp Supplemental TRIM Plan, (6) the Deferred Compensation Plan, (7) the Viad Welfare Plans, (8) the Viad Corp Flexible Compensation Plan, (9) the Viad Equity Plans, (10) the Viad Corp Management Incentive Plan, (11) the Viad Corp Employee Equity Trust, (12) the Deferred Compensation Plan for Directors of Viad, (13) the Viad Corp Director’s Charitable Award Program, and (14) the Viad Corp Director’s Matching Gift Program.

     Viad Option: an option to purchase shares of Viad Common Stock granted pursuant to a Viad Equity Plan, together with any stock appreciation right or limited stock appreciation right issued in connection therewith.

     Viad Plan: any Plan maintained or contributed to by any member of either Group prior to the Distribution Date, other than a MoneyGram Plan.

     Viad Post-Distribution Value: the closing per-share price at which the Viad Common Stock trades on the NYSE on the day after the Distribution Date.

     Viad Pre-Distribution Value: the sum of the MoneyGram Post-Distribution Value and the Viad Post-Distribution Value.

     Viad Restricted Stock: shares of Viad Common Stock issued under a Viad Equity Plan subject to forfeiture in the event that certain terms and conditions are not satisfied.

     Viad Retiree Life Insurance Plan: The Viad Corp Group Life Insurance Plan for Retired Employees and Long Term Disability Benefits Recipients.

     Viad Retiree Medical Plan: Any of the Viad Indemnity Retiree Medical Plan, the Viad Indemnity Medical Plan (out of area) or the Viad POS Medical Plan, to the extent applicable to retired employees and their beneficiaries and dependents.

     Viad Savings Plan: the Viad Corp Capital Accumulation Plan.

     Viad SERPs: The Viad Corp Supplemental Pension Plan, the Premier Cruise Lines Supplemental Executive Retirement Plan, the Aircraft Services International Supplemental Executive Retirement Plan, the Greyhound Leisure Services Inc. Key Management Deferred Compensation Plan, the Restaura, Inc. Key Management Deferred Compensation Plan, the Restaura, Inc. Voluntary Retirement Plan, the ProDine, Inc./Glacier Park, Inc. Supplemental Executive Retirement Plan, and the individual pension arrangements reflected in ledger item 2650-515 on the Viad Corp general ledger.

     Viad Stock Units: stock units representing hypothetical shares of Viad Common Stock.

     Viad Welfare Plan: any Viad Plan that is a Welfare Plan.

     Welfare Plan: any Plan that is a “welfare plan” within the meaning of Section 3(1) of ERISA, whether or not such Plan is subject to ERISA.

     1.03. Plan Names. The names of specific Plans used herein are capitalized (but not defined above in this Article I).

ARTICLE II

ASSIGNMENT OF EMPLOYEES

     2.01. Employees. Viad and MoneyGram shall take all steps necessary or appropriate so that to the extent practicable, all MoneyGram Employees are employed by a member of the MoneyGram Group not later than as soon as practicable after the Distribution Date; provided, however, that nothing herein shall give to any individual a right of employment, or continued employment, by any member of the MoneyGram Group or the Viad Group.

     2.02. Resignation of Officers and Directors. Except as otherwise agreed by the parties hereto or as otherwise provided in the Separation and Distribution Agreement, effective not later than immediately before the Distribution Date, (1) all Viad Employees who are acting as directors or officers of any member of the MoneyGram Group shall resign from such positions with the MoneyGram Group and (2) all MoneyGram Employees who are acting as directors or officers of any member of the Viad Group shall resign from such positions with the Viad Group.

     2.03. Change of Control Severance Arrangements. Effective as of the Distribution Date, all MoneyGram Employees shall cease to be participants in the Viad Corp Executive Severance Plans.

     2.04. Severance Pay and Termination Liabilities.

          (a) No Severance. Viad, MoneyGram and TECI agree that, with respect to individuals who, in connection with the Distribution, cease to be employees of the Viad Group and become employees of the MoneyGram Group, such cessation shall not be deemed a severance of employment from either Group for purposes of any Plan that provides for the payment of severance, salary continuation or similar benefits.

          (b) Assumption of Liabilities. Except as otherwise specifically provided herein, the Viad Group shall retain and be solely responsible for all liabilities and obligations whatsoever in connection with claims made by or on behalf of Viad Individuals, and the MoneyGram Group shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims made by or on behalf of MoneyGram Individuals in respect of severance pay, salary continuation and similar obligations and all other liabilities of any type arising out of or relating to the termination or alleged termination of any such person’s employment either before, to the extent unpaid, or on or after the Distribution Date.

ARTICLE III

QUALIFIED PLANS

     3.01. Savings Plan and ESOP.

          (a) End of Participation by MoneyGram Employees. As of the Distribution Date, the MoneyGram Employees shall cease to accrue benefits under the Viad Savings Plan and the Viad ESOP, and, except to the extent expressly provided below in this Section 3.01, the MoneyGram Employees shall cease to be participants, and the MoneyGram Group shall cease to be participating employers, in the Viad Savings Plan and the Viad ESOP.

          (b) MoneyGram Savings Plan. MoneyGram shall take, or cause to be taken, all action necessary and appropriate to establish a defined contribution savings plan (the “MoneyGram Savings Plan”) to accept the transfers of assets and liabilities provided for in this Section 3.01 and to provide benefits, effective as of the Distribution Date, for all MoneyGram Individuals and beneficiaries thereof who, immediately prior to the Distribution Date, were participants in or otherwise entitled to benefits under the Viad Savings Plan. The MoneyGram Savings Plan shall be substantially the same, in all material respects, as the Viad Savings Plan. Without limiting the generality of the foreoing, the MoneyGram Savings Plan initially shall offer investment choices comparable to those offered by the Viad Savings Plan. TECI and MoneyGram agree that each such MoneyGram Individual and beneficiary shall be, to the extent applicable, entitled, for all purposes under the Viad Savings Plan, to be credited with the term of service credited to him or her as of the Distribution Date under the terms of the Viad Savings Plan or the Viad ESOP, as applicable, as if such service had been rendered to the MoneyGram Group. Viad agrees to provide MoneyGram, as soon as practicable after the Distribution Date (with the cooperation of MoneyGram to the extent that relevant information is in the possession of the MoneyGram Group), with a list of the MoneyGram Individuals who were, to the best knowledge of Viad, participants in or otherwise entitled to benefits under the Viad Savings Plan immediately prior to the Distribution Date. Viad shall also provide MoneyGram with such additional information (in the possession of the Viad Group and not already in the possession of the MoneyGram Group) as may be reasonably requested by MoneyGram and necessary in order for the MoneyGram Group to establish and administer the MoneyGram Savings Plan effectively; provided, that such request is made by MoneyGram within 60 days after completion of the asset transfer to the MoneyGram Savings Plan required by this Section 3.01; and provided, further, that MoneyGram reimburses Viad for all costs incurred by Viad in providing such information.

          (c) Spinoff. Viad agrees, as soon as practicable following the Distribution Date, to direct the trustee of the trust funding the Viad Savings Plan and the trustee of the trust funding the Viad ESOP to transfer to the trustee or other funding agent of the MoneyGram Savings Plan, in cash, securities or other property or a combination thereof, as reasonably determined by Viad, an amount equal to the account balances as of the date of transfer attributable to the MoneyGram Individuals who are participants in the Viad Savings Plan and/or the Viad ESOP and beneficiaries thereof, plus the portion of any unallocated contributions and trust earnings or losses (if any) attributable to such participants and beneficiaries; provided, that the assets of the Exempt Loan Suspense Account of the Viad ESOP (as defined in the Viad ESOP) and the liability under the Viad ESOP Loan shall be retained by the Viad ESOP. Promissory notes representing participant loans, and any Viad Common Stock and MoneyGram Common Stock, held in such accounts shall be transferred in kind, and all other assets held in such accounts shall be transferred in such manner as the responsible fiduciaries of the Viad Savings Plan and the MoneyGram Savings Plan shall determine.

          (d) Cooperation and Filings. In connection with the transfer described in Section 3.01(c), Viad, MoneyGram and TECI shall cooperate in making any and all appropriate filings required under the Code or ERISA, and the regulations thereunder, and any applicable securities laws and take all such action as may be necessary and appropriate to cause such transfer to take place as soon as practicable after the Distribution Date; provided, however, that such transfer shall not take place until as soon as practicable after the later of (1) the expiration of a 30-day period following the date of filing of any required Forms 5310-A (or any successor form thereto) with the IRS and (2) the earlier of (A) the receipt of a favorable IRS determination letter with respect to the qualification of the MoneyGram Savings Plan under Section 401(a) of the Code or (B) the receipt by Viad of an opinion of counsel reasonably satisfactory in form and substance to Viad and MoneyGram to the effect that such counsel believes the MoneyGram Savings Plan is qualified under Section 401(a) of the Code. Viad, MoneyGram and TECI agree to provide to such counsel such information in the possession of the Viad Group and the MoneyGram Group, respectively, as may be reasonably requested by such counsel in connection with the issuance of such opinion. Viad and MoneyGram shall cooperate to ensure that during the period from the Distribution Date until the the asset transfers provided for in Section 3.01(c) are completed (the “Transition Period”), the participation in the Viad Savings Plan by MoneyGram Individuals continues without unnecessary disruption. Without limiting the generality of the foregoing: (i) Viad shall cause distributions in respect of terminated or retired participants who are MoneyGram Individuals to continue to be made, on behalf of the MoneyGram Group, from the Viad Savings Plan and the Viad ESOP during the Transition Period in accordance with applicable law and pursuant to plan provisions; (ii) Viad and

MoneyGram shall cooperate and take all steps necessary or appropriate to ensure that to the extent reasonably practicable, during the Transition Period, (A) MoneyGram Individuals continue to be able to direct the investment of their accounts and (B) MoneyGram Individuals who have participant loans from the Viad Savings Plan can continue to make loan repayments through payroll deductions and otherwise in accordance with the terms of those loans, in each case in accordance with the provisions of applicable law and the Viad Savings Plan; and (iii) Viad and MoneyGram shall cooperate and take all actions necessary or appropriate to ensure that appropriate communications to participants regarding the implementation of this Section 3.01 (including with respect to any “blackout” period that may be imposed) are provided in a timely manner and as required by applicable law.

          (e) Expenses. The expenses of implementing the foregoing provisions of this Section 3.01 shall be shared by MoneyGram and Viad in accordance with the next sentence; provided, that MoneyGram and Viad may, to the extent permissible, charge such expenses to the applicable trust for their respective plans; and provided, further, that to the extent such expenses that may be charged to the applicable trust are incurred before the applicable asset transfer has taken place, MoneyGram and Viad shall cooperate to enable such expenses to be charged to the trust for Viad Savings Plan, with the MoneyGram share thereof being subtracted from the amount of assets to be transferred to the trust for the MoneyGram Savings Plan. MoneyGram’s share of such expenses shall be a percentage thereof, determined by dividing (1) the value of the assets transferred to the MoneyGram Savings Plan by (2) the sum of such value and the value of the assets retained by the Viad Savings Plan (such values being determined as of the date of such transfer), and Viad’s share of such expenses shall be the remainder thereof.

          (f) Liabilities. Except as specifically set forth in this Section 3.01, from and after the Distribution Date, the Viad Group shall cease to have any liability or obligation whatsoever with respect to MoneyGram Individuals and beneficiaries thereof under the Viad Savings Plan and the Viad ESOP, and the MoneyGram Group and the MoneyGram Savings Plan shall assume and be solely responsible for all liabilities and obligations whatsoever of either Group with respect to MoneyGram Individuals and beneficiaries thereof under the Viad Savings Plan and the Viad ESOP and for all liabilities and obligations whatsoever under the MoneyGram Savings Plan.

     3.02. Defined Benefit Plans.

          (a) Change in Sponsorship. As of the Distribution Date, MoneyGram shall assume sponsorship and administration of, and the Viad Group shall cease to be participating employers in, the Viad Corp Retirement Income Plan. As soon as practicable after the Distribution, MoneyGram, or one or more other persons to which MoneyGram may have delegated the appropriate power, shall appoint all trustees and other fiduciaries of the Viad Corp Retirement Income Plan (which may include re-appointing any current fiduciary, other than a member of the Viad Group, who is willing to continue to serve as such). From and after the Distribution Date, the MoneyGram Group shall assume all liabilities and obligations whatsoever with respect to the Viad Corp Retirement Income Plan, and the Viad Group shall cease to have any such liabilities and obligations.

          (b) Split of Master Trust. In order to effectuate the foregoing, it will be necessary for the assets of the Viad Corp Retirement Income Plan held in the master trust (the “Master Trust”) established pursuant to the Retirement Plan Master Trust Agreement dated June 27, 1985 with Mellon Bank, N.A., as trustee, to be transferred to a separate trust. Viad and MoneyGram shall cooperate and take all actions necessary or appropriate to do so, it being understood and agreed that except to the extent a fiduciary responsible for the other plans that participate in the Master Trust agree otherwise, all assets of the Master Trust that are not readily saleable or are otherwise illiquid shall be allocated to the Viad Corp Retirement Income Plan. The expenses of implementing the provisions of this Section 3.02 shall be shared by MoneyGram and Viad in accordance with the next sentence; provided, that MoneyGram and Viad may, to the extent permissible, charge such expenses to the applicable trust for their respective plans; and provided, further, that to the extent such expenses that may be charged to the applicable trust are incurred before the assets allocated to the Viad Corp Retirement Income Plan have been transferred to a separate trust, MoneyGram and Viad shall cooperate to enable such expenses to be charged to the Master Trust, with the MoneyGram share thereof being subtracted from the amount of assets to be transferred to the separate trust for the Viad Corp Retirement Income Plan. MoneyGram’s share of such expenses shall be a percentage thereof, determined by dividing (1) the value of the assets transferred to a separate trust for the Viad Corp Retirement Income Plan by (2) the sum of such value and the value of the remaining assets of the Master Trust (such values being determined as of the date of such transfer), and Viad’s share of such expenses shall be the remainder thereof.

          (c) MoneyGram shall, to the extent reasonably practicable, continue to permit participant contributions by Viad Individuals to Viad Welfare Plans providing post-retirement benefits to be withheld from distributions from the Viad Corp Retirement Income Plan.

ARTICLE IV

NONQUALIFIED PENSION PLANS

     4.01. SERPs. Effective as of the Distribution Date: TECI shall assume and be solely responsible for (A) all obligations under the Viad SERPs to MoneyGram Individuals, Viad Former Employees and beneficiaries thereof, and (B) all obligations to pay benefits to Viad Employees and beneficiaries thereof under the Viad Corp Supplemental Pension Plan, as in effect on the Distribution Date, using Final Average Earnings and Covered Compensation at termination of employment with Viad and all of its Subsidiaries or, in the case of payment before termination of employment, as of the date of the payment (in either case including Final Average Earnings and Covered Compensation based on earnings on and after the Distribution Date to the extent applicable), and Credited Service through the Distribution Date (collectively, the “Assumed SERP Obligations”). The benefits included in the Assumed SERP Obligations shall be fully vested as of the Distribution Date. For purposes of this Section 4.01, the capitalized terms “Final Average Earnings,” “Subsidiaries,” “Covered Compensation” and “Credited Service” shall have the meanings assigned to them under the Viad Corp Supplemental Pension Plan, as in effect on the Distribution Date.

     4.02. Deferred Compensation Plan and Viad Corp Supplemental TRIM Plan. Effective as of the Distribution Date: (1) TECI shall establish or designate one or more nonqualified deferred compensation plans that are substantially similar in all material respects to the Deferred

Compensation Plan and the Viad Corp Supplemental TRIM Plan to provide benefits to MoneyGram Individuals and beneficiaries thereof; (2) all MoneyGram Individuals shall cease to be entitled to accrue further benefits or make further deferrals under the Viad Corp Supplemental TRIM Plan; and (3) TECI shall assume and be solely responsible for all Assumed Deferred Compensation Plan Liabilities and all Assumed Supplemental TRIM Liabilities (as those terms are defined in the next two sentences). The term “Assumed Deferred Compensation Plan Liabilities” means all liabilities under the Deferred Compensation Plan to MoneyGram Individuals and beneficiaries thereof. The term “Assumed Supplemental TRIM Liabilities” means (A) all liabilities under the Viad Corp Supplemental TRIM Plan to MoneyGram Individuals, Inactive Supplemental TRIM Participants and beneficiaries thereof, and (B) a portion of the total benefit liabilities under the Viad Corp Supplemental TRIM Plan to each Active Supplemental TRIM Participant or beneficiary thereof whose benefits under the applicable plan become payable at any time after the Distribution Date, equal to the account balance of such Active Supplemental TRIM Participant under the Viad Corp Supplemental TRIM Plan as of the Distribution Date, as adjusted for earnings experience thereafter through the date of final payment to such Active Supplemental TRIM Participant or beneficiary thereof. The benefits included in the Assumed Deferred Compensation Plan Liabilities” are fully vested, and the benefits included in the Assumed Supplemental TRIM Obligations shall be fully vested as of the Distribution Date. Effective as of the Distribution, the portion of each account under the Deferred Compensation Plan that consists of Viad Stock Units shall be credited with a number of MoneyGram Stock Units equal to the number of shares of MoneyGram Common Stock that would have been distributed with respect to such Viad Stock Units in the Distribution, had they been actual outstanding shares of Viad Common Stock.

     4.03. Administration. Except as specifically provided in the last sentence of Section 4.02, the benefits of Viad Individuals and beneficiaries thereof under the Viad SERPs, the Deferred Compensation Plan and the Viad Corp Supplemental TRIM Plan shall at all times be determined in accordance with the terms of the applicable Viad SERP, the Deferred Compensation Plan or the Viad Corp Supplemental TRIM Plan, as applicable, as the same may be amended from time to time by Viad; provided, that to the extent that any such amendment made after the date hereof results in an increase in such benefits, the entire cost of such increase shall be borne by Viad and the amounts payable by TECI hereunder shall be computed as if such amendment had not been made. Such benefits shall be administered as follows:

          (a) Administration by Viad. Except as provided in Section 4.03(b), Viad or a Representative of Viad shall (i) determine the benefits of each Viad Individual or beneficiary thereof that become due under the Viad SERPs or the Viad Corp Supplemental TRIM Plan following the Distribution Date as and when they become payable, (ii) in the case of benefits of Viad Employees and beneficiaries thereof, calculate the portion thereof that is included in the Assumed SERP Obligations or the Assumed Supplemental TRIM Liabilities, as applicable, and (iii) notify TECI of the amounts that it is required to pay pursuant to this Article IV. TECI shall pay, or cause to be paid, such amounts directly to the Viad Individual or beneficiary thereof or shall reimburse Viad for such amounts (in each case, including any applicable employer payroll taxes and withholding and paying to the appropriate governmental authorities any taxes or other amounts required to be withheld therefrom), as directed by Viad or such Representative of Viad.

          (b) Administration by MoneyGram or TECI. From and after the Distribution Date, MoneyGram, TECI or a Representative of MoneyGram shall be responsible for administering the payment of benefits under the Deferred Compensation Plan. In addition, if at any time after the Distribution Date Viad becomes unable to continue, or gives MoneyGram 60 days’ advance notice that it no longer wishes to continue, carrying out its administrative obligations under Section 4.03(a) above, then MoneyGram, TECI or a Representative of MoneyGram shall take over such obligations. Thereafter, MoneyGram, TECI or a Representative of MoneyGram shall (i) determine the benefits of each Viad Individual or beneficiary thereof that become due under the Viad SERPs or the Viad Corp Supplemental TRIM Plan following the Distribution Date as and when they become payable, (ii) in the case of benefits of Viad Employees and beneficiaries thereof, calculate the portion thereof that is not included in the Assumed SERP Liabilities or the Assumed Supplemental TRIM Liabilities, as applicable, and (iii ) notify Viad of such amounts. Viad shall pay, or cause to be paid, amounts directly to the Viad Individual or beneficiary thereof or shall reimburse TECI for such amounts (in each case, including any applicable employer payroll taxes and withholding and paying to the appropriate governmental authorities any taxes or other amounts required to be withheld therefrom), as directed by MoneyGram, TECI or a Representative of MoneyGram, as applicable.

          (c) Administrative Costs. Viad shall pay all costs of administration carried out by Viad under Section 4.03(a) and MoneyGram and TECI shall pay all costs of administration carried out by MoneyGram and TECI under Section 4.03(b).

ARTICLE V

WELFARE BENEFITS

     5.01. End of Participation in Viad Welfare Plans. As of the Distribution Date, the participation by MoneyGram Individuals in the Viad Welfare Plans shall cease, and the MoneyGram Group shall cease to be participating employers in the Viad Welfare Plans.

     5.02. MoneyGram Plans. Effective as of the Distribution Date, (a) MoneyGram shall establish Welfare Plans to provide benefits to MoneyGram Individuals, which, except as Viad and MoneyGram may otherwise agree, shall be substantially similar in all material respects to the Viad Welfare Plans (including without limitation the Viad Retiree Medical Plan and the Viad Retiree Life Insurance Plan) in which such MoneyGram Individuals participated immediately before the Distribution Date, and (b) MoneyGram shall establish Welfare Plans to provide certain benefits as specified in Section 5.03. As of the Distribution Date, MoneyGram and its Welfare Plans shall assume or retain, or cause one or more members of the MoneyGram Group to assume or retain, as the case may be, and shall be solely responsible for, or cause its insurance carriers to be responsible for, all liabilities and obligations whatsoever of either Group, whether incurred before, on or after the Distribution Date in connection with claims under any Viad Welfare Plan in respect of any MoneyGram Individual or beneficiary or dependent thereof, and the Viad Group shall cease to have any liability or obligation with respect thereto.

     5.03. Certain Executive Medical Benefits. As of the Distribution Date, TECI and its Welfare Plans shall assume and be solely responsible for all liabilities and obligations whatsoever of either Group to provide benefits under the Viad Corp Limited Executive Medical Plan, including without limitation with respect to claims incurred on or after the Distribution

Date. However, except as provided below, Viad or a Representative of Viad shall continue to administer the Viad Corp Limited Executive Medical Plan, including determining the benefits of each Viad Individual or beneficiary thereof that become due thereunder and notifying TECI of the amounts that it is required to pay pursuant to this Section 5.03. TECI shall pay, or cause to be paid, such amounts (in each case, including any applicable employer payroll taxes and withholding and paying to the appropriate governmental authorities any taxes or other amounts required to be withheld therefrom) as directed by Viad or such Representative of Viad. Notwithstanding the foregoing, if at any time after the Distribution Date Viad becomes unable to continue, or gives TECI 60 days’ advance notice that it no longer wishes to continue, carrying out its administrative obligations under this Section 5.03, then TECI or a Representative of TECI shall take over such obligations. Following the Distribution, the Viad Corp Limited Executive Medical Plan shall not be amended (i) in any manner adverse to, or terminated with respect to, any individual covered thereby immediately before the Distribution, or (ii) without the consent of MoneyGram, in any manner that would increase the liabilities of the MoneyGram Group thereunder. It is acknowledged and agreed that the current and former Chairmen of the Board of Viad and their respective eligible family members are fully vested in the contractual right to receive benefits under the Viad Corp Limited Executive Medical Plan as in effect as of the date hereof.

ARTICLE VI

OPTIONS AND OTHER INCENTIVE COMPENSATION

     6.01. Stock Options. Viad and MoneyGram shall cooperate and take all action necessary to amend (if necessary), or otherwise provide for adjustments of outstanding awards under, the Viad Equity Plans, so that:

          (a) New MoneyGram Options. As of the Distribution Date, each Viad Option which immediately prior to the Distribution Date is outstanding and not exercised (a “Pre-Spin Option”) shall, without any action on the part of the holder thereof, be converted into (1) an adjusted option under the applicable Viad Equity Plan (the “Adjusted Viad Option”) to purchase shares of Viad Common Stock and (2) a new option (the “New MoneyGram Option”) to purchase shares of MoneyGram Common Stock, on the terms and conditions set forth below. The number of shares of Viad Common Stock subject to the Adjusted Viad Option and the number of shares of MoneyGram Common Stock subject to the MoneyGram Option shall each equal the number of shares of Viad Common Stock subject to the Pre-Spin Option.

          (b) Determination of Exercise Prices. The per-share exercise price of the Adjusted Viad Option shall equal the product of (1) the per-share exercise price of the Pre-Spin Option times (2) a fraction, the numerator of which is the Viad Post-Distribution Value and the denominator of which is the Viad Pre-Distribution Value, rounded to four decimal points. The per-share exercise price of the New MoneyGram Option shall equal the product of (A) the per-share exercise price of the Pre-Spin Option times (2) a fraction, the numerator of which is the MoneyGram Post-Distribution Value and the denominator of which is the Viad Pre-Distribution Value, rounded to four decimal points.

          (c) Delivery of Shares and Payment of Exercise Price. Viad shall be obligated to deliver any shares of Viad Common Stock that are purchased by exercise of any

Adjusted Viad Option, and MoneyGram shall be obligated to deliver any shares of MoneyGram Common Stock that are purchased by exercise of any New MoneyGram Option, in each case whether exercised by a Viad Individual or a MoneyGram Individual. In connection with any such exercise, the exercising individual shall be required to deliver the exercise price to, and make all arrangements relating to tax withholding with, the party that is obligated to deliver the shares upon such exercise.

     6.02. Restricted Stock.

          (a) The Distribution. The shares of MoneyGram Common Stock distributed with respect to any shares of Viad Restricted Stock shall be “MoneyGram Restricted Stock,” subject to the same rights, obligations and restrictions as are applicable to such Viad Restricted Stock under the applicable restricted stock agreement, it being understood that in the case of a MoneyGram Employee, the fact that such individual is no longer an employee of Viad shall cause no forfeiture thereunder. “Performance” with respect to Viad Restricted Stock and MoneyGram Restricted Stock (to the extent applicable) shall continue to be measured by the performance criteria specified in the applicable grant, except as may be otherwise determined by Viad (with respect to awards held by Viad Individuals) and MoneyGram (with respect to awards held by MoneyGram Individuals). Notwithstanding the foregoing, any applicable performance criteria and other requirements for vesting of any given award of Viad Restricted Stock held by one individual, and any waiver of such criteria and/or requirements, shall also apply at all times to the MoneyGram Restricted Stock distributed with respect thereto.

          (b) Forfeitures. Any shares of Viad Restricted Stock that are forfeited after the Distribution Date by a Viad Individual or a MoneyGram Individual shall revert to Viad, and any shares of MoneyGram Restricted Stock that are forfeited after the Distribution Date by a Viad Individual or a MoneyGram Individual shall revert to MoneyGram.

     6.03. Other Terms and Conditions. The terms and conditions of the Adjusted Viad Options, New MoneyGram Options, Viad Restricted Stock (after the Distribution) and MoneyGram Restricted Stock shall be the same as those of the corresponding Pre-Spin Option or Viad Restricted Stock (before the Distribution), as applicable, except as provided above and except that (1) for such awards held by MoneyGram Individuals, employment with any member of the MoneyGram Group shall be treated as if it were employment with Viad, (2) the definition of “change of control” shall be amended to include (i) a change of control of Viad, in the case of New MoneyGram Options and MoneyGram Restricted Stock held by Viad Individuals, as well as all Adjusted Viad Options and all Viad Restricted Stock, and (ii) a change of control of MoneyGram, in the case of Adjusted Viad Options and Viad Restricted Stock held by MoneyGram Individuals, as well as all New MoneyGram Options and MoneyGram Restricted Stock, and (3) for all such awards that include any noncompetition or similar covenants, such covenants shall apply with respect to competition with both the Viad Group and the MoneyGram Group. No such awards shall vest as a result of the consummation of any of the transactions contemplated by the Separation and Distribution Agreement and/or this Agreement.

     6.04. Tax Deductions. Viad shall claim all tax deductions for compensation arising from the exercise of Adjusted Viad Options and New MoneyGram Options by Viad Individuals or the vesting of Viad Restricted Stock and MoneyGram Restricted Stock held by Viad

Individuals, and MoneyGram shall not claim any such deduction. MoneyGram shall claim all tax deductions for compensation arising from the exercise of Adjusted Viad Options and New MoneyGram Options by MoneyGram Individuals or the vesting of Viad Restricted Stock and MoneyGram Restricted Stock held by MoneyGram Individuals, and Viad shall not claim any such deduction. Viad and MoneyGram shall share information and otherwise cooperate with one another to implement the foregoing and to help ensure that each is able to comply with all applicable tax withholding and reporting requirements associated with Adjusted Viad Options, New MoneyGram Options, Viad Restricted Stock and MoneyGram Restricted Stock.

     6.05. Viad Corp Employee Equity Trust. Viad and MoneyGram shall take all action necessary so that, effective as of the Distribution Date, MoneyGram shall establish a trust (the “MoneyGram Employee Equity Trust”) comparable to the Viad Corp Employee Equity Trust to receive and hold for the benefit of MoneyGram Individuals, and the trustee of the Viad Corp Employee Equity Trust shall transfer to the trustee of the MoneyGram Employee Equity Trust, all shares of MoneyGram Common Stock received in the Distribution in respect of such shares of Viad Common Stock. Viad shall amend the Viad Corp Employee Equity Trust to the extent necessary to effectuate this Section 6.05, including without limitation to arrange for a percentage (determined in accordance with the next sentence) of the balance of the promissory note from the Viad Corp Employee Equity Trust to Viad to be assumed by the MoneyGram Employee Equity Trust and assigned to MoneyGram, so that such portion of the note represents a liability from the MoneyGram Employee Equity Trust to MoneyGram. The percentage referred to in the preceding sentence shall be determined by dividing the MoneyGram Post-Distribution Value by the Viad Pre-Distribution Value.

     6.06. Viad Corp Management Incentive Plan.

          (a) Payment of Bonuses. The Viad Group shall be responsible for the payment of all liabilities and obligations for benefits with respect to Viad Individuals, and the MoneyGram Group shall be responsible for the payment of all liabilities and obligations with respect to MoneyGram Individuals, under the Viad Corp Management Incentive Plan, regardless of when payable. In addition, the MoneyGram Group shall pay the Viad Group, as promptly as practicable following the Distribution, an administration fee equal to 25% of (1) the aggregate amount of all bonuses that would be payable to MoneyGram Individuals under the Viad Corp Management Incentive Plan for 2004, if such bonuses were computed based solely upon performance through the Distribution Date, times (2) a fraction, the numerator of which is the number of days from January 1, 2004 through the Distribution Date, and the denominator of which is 366. From and after the Distribution Date, Viad and MoneyGram or TECI will, to the extent practicable, either continue the Viad Corp Management Incentive Plan or adopt a new Plan in substitution therefor and, in this connection, if necessary, adjust, in a manner equitable to participants, any incentive goals or other terms contained in the Viad Corp Management Incentive Plan or such new Plan, as they relate to periods after the Distribution Date, to reflect the Distribution.

          (b) No Termination of Employment. For purposes of the Viad Corp Management Incentive Plan, individuals who, in connection with the Distribution, cease to be employees of Viad and become MoneyGram Employees shall not be deemed to have terminated employment for purposes of any deferral elections made by such individuals, and service with the MoneyGram Group shall be deemed continuous service with Viad.

ARTICLE VII

DIRECTORS’ PLANS

     7.01. Deferred Compensation Plan.

          (a) Allocation of Liabilities. Effective as of the Distribution Date: (1) MoneyGram shall establish a nonqualified deferred compensation plan to provide benefits to MoneyGram Directors and beneficiaries thereof; and (2) TECI shall assume and be solely responsible for all liabilities under the Deferred Compensation Plan for Directors of Viad. Effective as of the Distribution, the portion of each account under the Deferred Compensation Plan for Directors of Viad that consists of Viad Stock Units shall be credited with a number of MoneyGram Stock Units equal to the number of shares of MoneyGram Common Stock that would have been distributed with respect to such Viad Stock Units in the Distribution, had they been actual outstanding shares of Viad Common Stock.

          (b) No Termination of Service. For purposes of the Deferred Compensation Plan for Directors of Viad, a MoneyGram Director shall not be deemed to have terminated his or her service as a director for purposes of any deferral elections made by such MoneyGram Director until the later of the date he or she ceases to be a director of MoneyGram and the date he or she ceases to be a director of Viad.

          (c) Funding. Viad, MoneyGram and TECI shall use all reasonable efforts so that, as of the Distribution Date, either (1) TECI is substituted for Viad as the “Corporation” under the Trust Agreement establishing The Dial Corp Outside Directors’ Deferred Compensation Trust or (2) the assets held in such trust immediately before the Distribution Date are transferred to a grantor trust of which TECI is the grantor, the assets of which are to be used for payment of the liabilities assumed by TECI under Section 7.01(a). However, a failure to accomplish the foregoing shall not relieve TECI of its liabilities and obligations under Section 7.01(a).

     7.02. Charitable Award Program. As of the Distribution Date, TECI shall become the sponsor of The Viad Corp Director’s Charitable Award Program, and shall assume or retain, as the case may be, and shall be solely responsible for, all liabilities and obligations whatsoever of either Group, whether or not incurred prior to the Distribution Date, in connection with The Viad Corp Director’s Charitable Award Program, and the Viad Group shall cease to have any such liability or obligation with respect thereto. Viad shall assign to TECI all life insurance policies naming Viad as beneficiary that it holds to fund benefits under The Viad Corp Director’s Charitable Award Program.

ARTICLE VIII

MISCELLANEOUS

     8.01. Miscellaneous Plans. The Viad Group shall be solely responsible for the payment of all liabilities and obligations whatsoever with respect to any Viad Individual or beneficiary or dependent thereof that is unpaid as of and through the Distribution Date under any Viad Miscellaneous Plan and the MoneyGram Group shall assume and be solely responsible for the payment of all liabilities and obligations whatsoever with respect to any MoneyGram Individual or beneficiary or dependent thereof that is unpaid as of and through the Distribution Date under any Viad Miscellaneous Plan. The MoneyGram Group shall be solely responsible for the payment of all liabilities and obligations whatsoever under any MoneyGram Plan, whether arising before, on or after the Distribution Date.

     8.02. Post-Distribution Liabilities. Except as specifically provided otherwise in this Agreement, the Viad Group shall be solely responsible for the payment of all liabilities and obligations whatsoever of either Group arising with respect to any Viad Individual or beneficiary or dependent thereof and attributable to any period subsequent to the Distribution Date, and the MoneyGram Group shall be solely responsible for the payment of all liabilities and obligations whatsoever of either Group arising with respect to any MoneyGram Individual or beneficiary or dependent thereof and attributable to any period subsequent to the Distribution Date.

     8.03. Preservation of Rights to Amend or Terminate Plans. Except as specifically provided in Sections 4.03, 5.03 and 7.02 above and Section 8.07 below, no provisions of this Agreement shall be construed as a limitation on the right of Viad, MoneyGram, TECI or any member of the Viad Group or the MoneyGram Group to amend or terminate any Plan or terminate its participation in any Plan, which Viad, MoneyGram, or TECI or any member of the Viad Group or the MoneyGram Group would otherwise have under the terms of such Plan or otherwise, and no provision of this Agreement shall be construed to create a right in any employee or former employee or beneficiary or dependent of such employee or former employee under a Plan which such employee, former employee, beneficiary or dependent would not otherwise have under the terms of the Plan itself. However, if at any time after the Distribution, the Viad Group or the MoneyGram Group amends any Plan in a manner that increases the liabilities of the other Group thereunder without the latter Group’s consent, then the Group making the amendment shall be solely responsible for all liabilities resulting from such amendment, notwithstanding any other provision of this Agreement.

     8.04. Other Liabilities. As of the Distribution Date: (1) MoneyGram shall assume and be solely responsible for all Liabilities whatsoever of the Viad Group with respect to claims made by the MoneyGram Individuals and MoneyGram Directors relating to any employment-related or service-related Liability not otherwise expressly provided for in this Agreement, including earned salary, wages, fees, retainers, severance payments or other compensation and accrued holiday, vacation, health, dental or retirement benefits, regardless of whether such employment-related Liability was incurred before or after the Distribution Date and (2) Viad shall retain all such Liabilities with respect to (A) Viad Individuals and (B) directors of Viad who served as such prior to the Distribution Date and who are not MoneyGram Directors. In the event of any Liabilities with respect to periods prior to the Distribution Date arising from any inquiry, audit, examination, investigation, dispute, or litigation by any Governmental Authorities

(as defined in the Separation and Distribution Agreement) related to any Viad Plan, such Liabilities shall be allocated between the Viad Group and the MoneyGram Group in a manner consistent with Viad’s past practice prior to the Distribution Date. Notwithstanding any other provision of this Agreement, the provisions of Section 5.02 of the Separation and Distribution Agreement (relating to Pre-Merger Claims) shall apply to Liabilities relating to the administration by members of the Viad Group before the Effective Time of Plans in which any MoneyGram Individuals participated.

     8.05. Audit and Dispute Resolution. The following provisions shall apply with respect to the administrative duties to be carried out from time to time by Viad, MoneyGram and/or TECI under Section 4.03 or Section 5.03 above.

          (a) The party carrying out any such administrative duties (the “Administrating Party”) shall provide the other party (the “Auditing Party”) with the opportunity, upon request, to conduct reasonable audits of the manner in which the Administrating Party is carrying out its duties and the accuracy of the amounts the Auditing Party is being or has been required to pay under Sections 4.01, 4.02 or 5.03, as applicable (the “Payments”). The Auditing Party may adopt reasonable procedures and guidelines for conducting audits and the selection of audit representatives under this Section 8.05. The Auditing Party shall have the right to make copies of any records at its expense, subject to the confidentiality provisions set forth in the Separation and Distribution Agreement, which are incorporated by reference herein. The Administrating Party shall provide the Auditing Party’s representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide work space to its representatives. After any audit is completed, the Administrating Party shall have the right to review a draft of the audit findings and to comment on those findings in writing within ten business days after receiving such draft.

          (b) The Auditing Party’s audit rights under this Section 8.05 shall include the right to audit, or participate in an audit facilitated by the Administrating Party, of any Subsidiaries and Affiliates of the party being audited and to require the Administrating Party to request any Representative or other benefit providers and third parties with whom the Administrating Party has a relationship, or agents of such party (collectively, the “Non-parties”), to agree to such an audit to the extent relevant to the administrative duties at issue. The Administrating Party shall, upon written request from the Auditing Party, provide an individual (at the Auditing Party’s expense) to supervise any audit of a Non-party. The Auditing Party shall be responsible for supplying, at the Auditing Party’s expense, additional personnel sufficient to complete the audit in a reasonably timely manner. The responsibility of the Administrating Party shall be limited to providing, at the Auditing Party’s expense, a single individual at each audited site for purposes of facilitating the audit.

          (c) If, at the conclusion of any audit conducted pursuant to this Section 8.05, the Auditing Party determines that it believes that the Administrating Party has required it, or is requiring it, to make Payments in excess of the proper amounts, the Auditing Party and the Administrating Party shall negotiate in good faith for 30 days to reach agreement about such Payments. If they are unable to reach such agreement during such period, they shall select a mutually agreeable third-party expert to determine the proper amounts of the disputed Payments, whose determination shall be final and binding upon all parties and whose fees and expenses shall be borne equally by Viad, on the one hand, and MoneyGram and TECI, on the other hand.

     8.06. Effect if Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by Viad, MoneyGram and TECI.

     8.07. Incorporation of Separation and Distribution Agreement Provisions. The following provisions of the Separation and Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein: Section 5.01 (relating to survival); Article VI (relating to access to information); Article X (relating to termination); and Article XI (relating to miscellaneous) other than Sections 11.02 (relating to expenses) and 11.11 (relating to corporate power); provided, that notwithstanding Section 11.06 of the Separation and Distribution Agreement, each Viad Individual, each current or former director of Viad and each beneficiary or dependent thereof who is entitled to receive any of the benefits for which TECI or MoneyGram is made responsible pursuant to Section 4.01, 4.02, 5.03, 6.01, 6.02, 6.03, 7.01 and 7.02 above shall be third-party beneficiaries of such Sections to the extent applicable, entitled to enforce against TECI or MoneyGram, as the case may be, the obligations of TECI or MoneyGram, as the case may be, thereunder to provide benefits to him or her.

     8.08. Indemnification; Joint and Several Liability. The Liabilities that are assigned to MoneyGram, TECI and/or the MoneyGram Group under this Agreement shall be considered MoneyGram Liabilities subject to Sections 5.04, 5.05 and 5.06 of the Separation and Distribution Agreement. Each member of the MoneyGram Group shall have joint and several liability for all Liabilities and obligations of each other member of the MoneyGram Group hereunder. The Liabilities that are assigned to Viad and/or the Viad Group under this Agreement shall be considered Viad Liabilities subject to Sections 5.04, 5.05 and 5.06 of the Separation and Distribution Agreement. Each member of the Viad Group shall have joint and several liability for all Liabilities and obligations of each other member of the Viad Group hereunder.

     8.09. Cost-Sharing. MoneyGram or TECI shall reimburse Viad for the costs of benefits and the associated administrative costs of the participation and coverage by MoneyGram Individuals and their beneficiaries up to the Distribution Date, on a basis consistent with past practice and taking into account such factors as the percentage of the underlying obligation attributable to Viad Individuals and MoneyGram Individuals, respectively; provided, that in the case of Plans that are insured, the premium costs associated therewith for periods that begin before and end on or after the Distribution Date shall be allocated between the pre-Distribution-Date period and the post-Distribution-Date period on a pro-rata basis based on the number of days in each such period.

     8.10. Certain MoneyGram Common Stock. Certain shares of Viad Common Stock have been transferred from the Viad Corp Employee Equity Trust to the Viad Corp Medical Plan Trust. MoneyGram shall, upon the request of the trustee of such trust, and at the expense of MoneyGram, use all reasonable efforts to cause the shares of MoneyGram Common Stock received by such trust in the Distribution in respect of such shares of Viad Common Stock to be registered in accordance with applicable federal and state securities laws and listed on any applicable stock exchange, to the extent necessary for such shares of MoneyGram Common Stock to be sold in compliance with law; provided, however, that if such shares may be sold in the NYSE without such registration, or if MoneyGram purchases such shares from such trust at their then-fair market value, MoneyGram shall not be required to seek to register such shares.

     IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be executed by their duly authorized representatives.

VIAD CORP
By:	/s/ Scott E. Sayre
	Name:	Scott E. Sayre
	Title:	Vice President – General Counsel and Secretary

MONEYGRAM INTERNATIONAL, INC.
By:	/s/ Philip W.Milne
	Name:	Philip W. Milne
	Title:	President & CEO

TRAVELERS EXPRESS COMPANY, INC.
By:	/s/ Philip W. Milne
	Name:	Philip W. Milne
	Title:	President & CEO